                                                                    Exhibit 99.1

                              Attachment to Form 4

                             JOINT FILER INFORMATION

Name and Address:                   GoldenTree Asset Management LLC
                                    300 Park Avenue, 21st Floor
                                    New York, NY 10022

Date of Event Requiring Statement:  March 3, 2009
Issuer and Ticker Symbol:           Care Investment Trust Inc. [CRE]
Relationship to Issuer:             Former 10% Owner
Designated Filer:                   GoldenTree Asset Management LP
If Amendment, Date Original Filed:  Not Applicable
Individual or Joint/Group Filing:   Form Filed by More than One Reporting Person

Name and Address:                   Steven A. Tananbaum
                                    300 Park Avenue, 21st Floor
                                    New York, NY 10022

Date of Event Requiring Statement:  March 3, 2009
Issuer and Ticker Symbol:           Care Investment Trust Inc. [CRE]
Relationship to Issuer:             Former 10% Owner
Designated Filer:                   GoldenTree Asset Management LP
If Amendment, Date Original Filed:  Not Applicable
Individual or Joint/Group Filing:   Form Filed by More than One Reporting Person

Signatures of Joint Filers:
                                    GOLDENTREE ASSET MANAGEMENT LLC

                                    By: /s/ George Travers
                                        ---------------------------------------
                                        Name: George Travers
                                        Title: Attorney-in-Fact

                                    STEVEN A. TANANBAUM

                                    By: /s/ George Travers
                                        ----------------------------------------
                                        Name: George Travers
                                        Title: Attorney-in-Fact